Exhibit 99.1

Noble Corporation
Dorfstrasse 19a
6340 Baar
Switzerland

PRESS RELEASE
Noble Corporation Reports Third Quarter Earnings of $1.63 per Share
ZUG, Switzerland, October 21, 2009 — Noble Corporation (NYSE: NE) today reported third quarter 2009 earnings of $426 million, or $1.63 per diluted share, versus earnings of $383 million, or $1.42 per diluted share, for the third quarter of last year. The results for the third quarter 2009 include a net tax benefit of $0.05 per share related to the settlement of tax assessments in various locales and other discrete items.
Contract drilling services revenues for the third quarter 2009 were $875 million, up 4.8 percent from the third quarter 2008. Contract drilling margins for the third quarter 2009 were approximately 71 percent, generating $517 million in net cash provided by operating activities. Noble invested $367 million in capital projects during the quarter.
“At Noble, we are continuing to drive performance,” said David W. Williams, Chairman, President and Chief Executive Officer. “Our earnings continue to benefit from the strength of our backlog, the revenue contribution from our newbuilds going into service and, most importantly, the outstanding performance of our crews.”
During the third quarter 2009, the Company repurchased 2.0 million shares, bringing year-to-date total repurchases to 3.7 million shares at an average price per share of $30.35 and a total cost of $113 million.
Highlights
In the North Sea, the last of the Company’s three newbuild jackups, the Noble Scott Marks, commenced operations in the third quarter under a two-year contract with Venture Production at a dayrate of approximately $213,000. Also in that region, the Company announced a series of new commitments during the quarter: the Noble Al White is undergoing upgrades and regulatory inspection before returning to work under an 18-month contract with Total in mid-December 2009 at a dayrate of $112,000; the Noble George Sauvageau has secured a contract for one year at a dayrate of $118,000; and the Noble Piet van Ede has secured an additional commitment which is expected to last into the fourth quarter of 2010 at dayrates ranging from $109,000 to $152,000. In West Africa, the Noble Lloyd Noble returned to work after securing a series of jobs in Nigeria at dayrates of between $90,000 and $95,000 through February 2010.
MORE

Noble corporation Third Quarter Earnings Announced	Page 2
Subsequent to the quarter close, the dynamically positioned ultra-deepwater semisubmersible Noble Danny Adkins departed Singapore after conducting a series of successful sea trials. The unit is under wet tow to the U.S. Gulf of Mexico where it is expected to undergo final provisioning before commencing its four-year contract with Shell in the first quarter of 2010. The unit is contracted at a dayrate of $447,000.
“We believe that the current commodity price environment in the midst of the 2010 budget cycle bodes well for activity levels next year,” said Williams.
About Noble
Noble is a leading offshore drilling contractor for the oil and gas industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 62 offshore drilling units (including three rigs currently under construction) located worldwide, including in the Middle East, India, the U.S. Gulf of Mexico, Mexico, the Mediterranean, the North Sea, Brazil, and West Africa. Noble’s shares are traded on the New York Stock Exchange under the symbol “NE”. Additional information on Noble Corporation is available via the worldwide web at http://www.noblecorp.com.
-end-
Statements regarding earnings, costs, revenue, rig demand, fleet performance, contract commitments and backlog, dayrates, contract commencements, newbuilds, industry fundamentals, future performance, growth opportunities, market outlook, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to operating hazards and delays, risks associated with operations outside of the U.S., actions by customers and other third parties, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, violations of anti-corruption laws, hurricanes and other weather conditions, the future price of oil and gas and other factors detailed in the Company’s most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Noble corporation Third Quarter Earnings Announced	Page 3
Conference Call
Noble will host a conference call and web cast related to its third quarter 2009 results on Thursday, October 22, 2009, at 8:00 a.m. Central Time. Interested parties are invited to listen to the call by dialing 1-866-461-7129, or internationally 1-706-679-3084, using access code: 72481445 or by asking for the Noble Corporation conference call. Interested parties may also listen over the Internet through a link posted in the Investor Relations section of the Company’s Web site.
A replay of the conference call will be available on Thursday, October 22, 2009, beginning at 11:00 a.m., Central Time, through Friday, October 30, 2009, ending at 5:00 p.m., Central Time. The phone number for the conference call replay is 1-800-642-1687 or, for calls from outside of the U.S., 1-706-645-9291, using access code: 72481445. The replay will also be available on the Company’s Web site following the end of the live call. The conference call may include non-GAAP financial measures. Noble will post a reconciliation of any such measures to the most directly comparable GAAP measures in the “Investor Relations” section of the Company’s Web site under the heading “Regulation G Reconciliations.” All individuals listening to the conference call or the replay are reminded that all conference call material is copyrighted by the Company and cannot be recorded or rebroadcast without the Company’s express written consent.
10/21/2009

For additional information, contact:
For Investors:	Lee M. Ahlstrom, Vice President — Investor Relations and Planning,
Noble Drilling Services Inc., 281-276-6440

For Media:	John S. Breed, Director of Corporate Communications,
Noble Drilling Services Inc., 281-276-6729

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Operating revenues
Contract drilling services	$874,969	$835,198	$2,615,571	$2,416,312
Reimbursables	22,455	18,087	61,967	71,509
Labor contract drilling services	7,490	8,197	21,843	47,346
Other	721	499	1,277	1,180

	905,635	861,981	2,700,658	2,536,347

Operating costs and expenses
Contract drilling services	250,842	253,729	742,752	746,117
Reimbursables	18,717	16,494	52,081	63,786
Labor contract drilling services	4,642	5,410	13,899	37,294
Depreciation and amortization	103,245	92,671	295,646	263,406
Selling, general and administrative	21,700	16,027	60,901	56,967
(Gain)/loss on asset disposal/involuntary conversion, net	2,076	10,000	31,053	(25,521)

	401,222	394,331	1,196,332	1,142,049

Operating income	504,413	467,650	1,504,326	1,394,298

Other income (expense)
Interest expense, net of amount capitalized	(379)	(601)	(1,261)	(2,432)
Interest income and other, net	2,605	2,304	4,995	7,013

Income before income taxes	506,639	469,353	1,508,060	1,398,879
Income tax provision	(80,556)	(86,831)	(275,833)	(256,451)

Net income	$426,083	$382,522	$1,232,227	$1,142,428

Net income per share
Basic	$1.63	$1.43	$4.72	$4.26
Diluted	$1.63	$1.42	$4.70	$4.23

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$756,093	$513,311
Accounts receivable	717,718	644,840
Insurance receivables	32,302	13,516
Prepaid expenses	41,897	21,207
Other current assets	55,505	47,467

Total current assets	1,603,515	1,240,341

Property and equipment
Drilling equipment and facilities	8,182,537	7,427,908
Other	114,908	105,340

	8,297,445	7,533,248
Accumulated depreciation	(2,091,011)	(1,886,231)

	6,206,434	5,647,017

Other assets	279,426	219,441

Total assets	$8,089,375	$7,106,799

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$—	$172,698
Accounts payable	232,713	259,107
Accrued payroll and related costs	87,569	75,449
Taxes payable	103,714	107,211
Interest payable	7,267	11,325
Other current liabilities	66,419	53,203

Total current liabilities	497,682	678,993

Long-term debt	750,906	750,789
Deferred income taxes	293,281	265,018
Other liabilities	130,566	121,284

Total liabilities	1,672,435	1,816,084

Commitments and contingencies

Shareholders’ equity
Shares — par value 4.90 Swiss francs per share; 414,399 shares authorized, 138,133 additional shares conditionally authorized, 276,266 shares issued and 261,425 shares outstanding as of September 30, 2009;	1,141,611	—
Ordinary shares — par value $.10 per share; 400,000 shares authorized; 261,899 shares issued and outstanding at December 31, 2008	—	26,190
Capital in excess of par value	—	402,115
Retained earnings	5,398,530	4,919,667
Treasury shares — 2,000 shares held	(69,430)	—
Accumulated other comprehensive loss	(53,771)	(57,257)

Total shareholders’ equity	6,416,940	5,290,715

Total liabilities and shareholders’ equity	$8,089,375	$7,106,799

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2009	2008
Cash flows from operating activities
Net income	$1,232,227	$1,142,428
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	295,646	263,406
(Gain)/loss on asset disposal/involuntary conversion, net	31,053	(25,521)
Deferred income tax provision	29,916	14,102
Share-based compensation expense	28,543	28,274
Pension contributions	(13,022)	(17,445)
Other changes in current assets and liabilities:
Accounts receivable	(88,773)	(49,063)
Other current assets	(45,607)	(26,572)
Other assets	2,609	(8,853)
Accounts payable	10,099	(2,406)
Other current liabilities	39,273	8,397
Other liabilities	(6,751)	4,918

Net cash from operating activities	1,515,213	1,331,665

Cash flows from investing activities
New construction	(457,233)	(563,349)
Other capital expenditures	(342,399)	(243,843)
Major maintenance expenditures	(93,112)	(72,918)
Accrued capital expenditures	(44,493)	92,719
Hurricane insurance receivables	—	21,747
Proceeds from disposal of assets	—	39,134

Net cash from investing activities	(937,237)	(726,510)

Cash flows from financing activities
Payments on bank credit facilities	—	(50,000)
Payments of other long-term debt	(172,700)	(7,682)
Net proceeds from employee stock transactions	2,896	10,070
Dividends/par value reduction payments paid	(35,093)	(233,638)
Repurchases of ordinary shares	(130,297)	(271,310)

Net cash from financing activities	(335,194)	(552,560)

Net increase in cash and cash equivalents	242,782	52,595
Cash and cash equivalents, beginning of period	513,311	161,058

Cash and cash equivalents, end of period	$756,093	$213,653

NOBLE CORPORATION AND SUBSIDIARIES
FINANCIAL AND OPERATIONAL INFORMATION BY SEGMENT
(In thousands, except utilization amounts, operating days and average dayrates)
(Unaudited)

	Three Months Ended September 30,						Three Months Ended June 30,
	2009			2008			2009
	Contract			Contract			Contract
	Drilling			Drilling			Drilling
	Services	Other	Total	Services	Other	Total	Services	Other	Total
Operating revenues
Contract drilling services	$874,969	$—	$874,969	$835,198	$—	$835,198	$868,205	$—	$868,205
Reimbursables	21,511	944	22,455	17,227	860	18,087	22,295	539	22,834
Labor contract drilling services	—	7,490	7,490	—	8,197	8,197	—	7,419	7,419
Other	509	212	721	94	405	499	414	—	414

	$896,989	$8,646	$905,635	$852,519	$9,462	$861,981	$890,914	$7,958	$898,872

Operating costs and expenses
Contract drilling services	$250,842	$—	$250,842	$253,729	$—	$253,729	$251,054	$—	$251,054
Reimbursables	17,811	906	18,717	15,604	890	16,494	18,754	527	19,281
Labor contract drilling services	—	4,642	4,642	—	5,410	5,410	—	4,881	4,881
Depreciation and amortization	100,669	2,576	103,245	90,923	1,748	92,671	96,952	2,465	99,417
Selling, general and administrative	21,629	71	21,700	15,886	141	16,027	21,411	73	21,484
(Gain) loss on asset disposal/involuntary conversion, net	2,076	—	2,076	10,000	—	10,000	16,943	—	16,943

	$393,027	$8,195	$401,222	$386,142	$8,189	$394,331	$405,114	$7,946	$413,060

Operating income	$503,962	$451	$504,413	$466,377	$1,273	$467,650	$485,800	$12	$485,812

Operating statistics
Jackups:
Average Rig Utilization	80%			91%			80%
Operating Days	3,183			3,444			3,076
Average Dayrate	$143,388			$150,350			$157,381

Semisubmersibles — (6,000 feet or greater):
Average Rig Utilization	98%			95%			94%
Operating Days	631			613			596
Average Dayrate	$434,435			$329,586			$408,510

Semisubmersibles — (less than 6,000 feet):
Average Rig Utilization	100%			100%			100%
Operating Days	276			276			273
Average Dayrate	$261,167			$237,674			$251,945

Drillships:
Average Rig Utilization	100%			67%			100%
Operating Days	276			184			273
Average Dayrate	$243,186			$214,758			$226,187

Submersibles:
Average Rig Utilization	42%			67%			88%
Operating Days	78			184			161
Average Dayrate	$65,944			$55,117			$63,324

Total:
Average Rig Utilization	83%			90%			84%
Operating Days	4,444			4,701			4,379
Average Dayrate	$196,900			$177,683			$198,270

NOBLE CORPORATION AND SUBSIDIARIES
CALCULATION OF BASIC AND DILUTED NET INCOME
(In thousands, except per share amounts)
(Unaudited)
The following table sets forth the computation of basic and diluted net income per share:

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
Allocation of net income
Basic
Net income	$426,083	$382,522	$1,232,227	$1,142,428
Earnings allocated to unvested share-based payment awards	(4,520)	(3,362)	(12,176)	(9,674)

Net income to common shareholders — basic	$421,563	$379,160	$1,220,051	$1,132,754

Diluted
Net income	$426,083	$382,522	$1,232,227	$1,142,428
Earnings allocated to unvested share-based payment awards	(4,505)	(3,342)	(12,141)	(9,622)

Net income to common shareholders — diluted	$421,578	$379,180	$1,220,086	$1,132,806

Weighted average number of shares outstanding — basic	257,913	264,746	258,550	265,883
Incremental shares issuable from assumed exercise of stock options	925	1,656	778	1,862

Weighted average number of shares outstanding — diluted	258,838	266,402	259,328	267,745

Weighted average unvested share-based payment awards	2,765	2,348	2,581	2,223

Earnings per share
Basic	$1.63	$1.43	$4.72	$4.26
Diluted	$1.63	$1.42	$4.70	$4.23